                    Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Third Quarter 2024
–Secures Favorable Initial Ruling in ITC Case Against Voltage, LLC –
–Quarterly Revenue of $102.2 million –
–Gross Profit Percentage of 24.8% and Adjusted Gross Profit Percentage of 37.9% –
–Net Loss of $0.3 million –
–Adjusted EBITDA of $24.5 million –
–Raises Midpoint of Full-Year Revenue Outlook –

PORTLAND, TN. – November 12, 2024 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for the energy transition market, today announced results for its third quarter ended September 30, 2024.

“I’m pleased with the robust engagement we experienced in the third quarter. Customers remain cautious yet constructive as we head into the end of 2024 and look into 2025. Quoting volume across our customer base is at record levels, increasing almost 50% from the prior year period, and we are encouraged by strong interest from new customers,” said Brandon Moss, CEO of Shoals.

“Uncertainty and volatility driven by persistently high interest rates, a long interconnection queue, labor availability, and supply chain disruptions, have elongated our sales cycle all year. And while the timing of project awards and construction is difficult to predict, we’re increasingly confident in our competitive position in the marketplace, especially as labor costs rise and quality is front and center. As we shared with you at our recent Investor Day, the transformation you see occurring at Shoals today is setting us up exceptionally well to lead our markets in the coming years and we remain very excited about the opportunity ahead,” added Mr. Moss.

Third Quarter 2024 Financial Results
Revenue decreased 24%, to $102.2 million, compared to $134.2 million for the prior-year period. The year over year decline in net revenue was largely driven by project delays which the Company has previously discussed.

Gross profit increased to $25.4 million, compared to $14.2 million in the prior-year period. The increase was due to $13.3 million of wire insulation shrink back expense in the current period, compared to $50.2 million in the prior year period. Gross profit percentage was 24.8% compared to 10.5% in the prior-year period. The increase in gross profit percentage from the prior-year period was primarily due to the decrease in wire insulation shrinkback expenses, partially offset by higher labor costs and reduced leverage on fixed costs.

General and administrative expenses were $18.7 million, compared to $22.6 million during the prior-year period. This decrease was primarily the result of lower stock based and incentive compensation expense.

Income from operations was $4.5 million, compared to loss from operations of $10.6 million during the prior-year period.

Net loss was $0.3 million compared to $9.8 million during the prior-year period.

Net loss attributable to Shoals Technologies Group, Inc. was $0.3 million compared to $9.8 million during the prior-year period. Basic and diluted net loss per share was $0.00 compared to basic and diluted net loss per share of $0.06 in the prior-year period.

Adjusted gross profit* for the quarter was $38.7 million, reflecting a 37.9% adjusted gross profit percentage*.

Adjusted EBITDA* decreased $23.5 million to $24.5 million compared to $48.0 million for the prior-year period.

Adjusted net income* decreased $19.5 million to $13.9 million compared to $33.4 million during the prior-year period. Adjusted diluted earnings per share* were $0.08 compared to $0.20 in the prior-year period.

* A reconciliation of the Company’s non-GAAP measures to the most closely comparable U.S. generally accepted accounting principles (“GAAP”) measures are found within this release.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of September 30, 2024, were $596.6 million, representing a 5.8% decrease compared to the prior-year period and a 7.1% sequential decrease from June 30, 2024. The decrease in backlog and awarded orders was driven by the timing of orders received. International markets comprise more than 13% of backlog and awarded orders.

Backlog represents signed purchase orders or contractual minimum purchase commitments with take-or-pay provisions and awarded orders are orders we are in the process of documenting a contract but for which a contract has not yet been signed.

Fourth Quarter 2024 Outlook
The Company is providing an outlook for the fourth quarter given the near-term uncertainty in the utility scale solar market, which has resulted in shifting order patterns. Based on current business conditions, business trends and other factors, for the quarter ending December 31, 2024, the Company expects:
•Revenue to be in the range of $97 to $107 million
•Adjusted EBITDA to be in the range of $23 to $28 million

Full Year 2024 Outlook
Based on current business conditions, business trends and other factors, for the full year 2024, the Company expects:
•Revenue to be in the range of $390 to $400 million
•Adjusted EBITDA* to be in the range of $96 to $101 million
•Adjusted net income* to be in the range of $58 to $62 million
•Cash Flow from operations to be in the range of $70 to $80 million
•Capital expenditures to be in the range of $8 to $12 million
•Interest expense to be in the range of $12 to $16 million

A reconciliation of Adjusted EBITDA guidance and Adjusted net income guidance, which are forward-looking measures that are non-GAAP measures, to the most closely comparable GAAP measures is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Webcast and Conference Call Information
Company management will host a webcast and conference call on November 12, 2024 at 8:00 a.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com. A replay will be made available shorty after the conclusion of the event.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for the energy transition market. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 62 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations; including our financial guidance for the fourth quarter of 2024 and for the full year ending December 31, 2024; expectations regarding the utility scale solar market and our share thereof; project delays; regulatory environment; the effects of competitive dynamics, volume discounts and customer mix in our key markets; pipeline and orders; expectations and plans regarding our long-term financial goals; business strategies; technology developments; financing and investment plans; warranty, litigation and liability accruals and estimates of loss or gains; litigation strategy and expected benefits or results from the current intellectual property and wire insulation shrinkback litigation; and potential growth opportunities, including international growth, production and capacity at our plants. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include, among others, if demand for solar energy projects does not continue to grow or grows at a slower rate than we anticipate, including as a result of industry project delays, we may not be able to achieve our anticipated level of growth and our business will suffer; if we fail to accurately estimate the potential losses related to the wire insulation shrinkback matter, or fail to recover the costs and expenses incurred by us from the supplier, our profit margins, financial results, business and prospects could be materially adversely impacted; defects or performance problems in our products or their parts, including those related to the wire insulation shrinkback matter, could result in loss of customers, reputational damage and decreased revenue, and may have a material adverse effect on our business, financial condition and results of operations; current macroeconomic events, including high inflation, high interest rates, a potential recession, uncertainty surrounding the impact of the election cycle and geopolitical instability could impact our business and financial results; a further increase in interest rates or a reduction in the availability of tax incentives or project debt capital in the global financial markets could make it difficult for end customers to finance the cost of a solar energy system and could reduce the demand for our products; existing electric utility industry, renewable energy and solar energy policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for our products or harm our ability to compete; changes in the U.S. trade environment, including the imposition of trade restrictions, import tariffs, anti-dumping and countervailing duties could adversely affect the amount or timing of our revenue, results of operations or cash flows; we may experience delays, disruptions, quality control or reputational problems in our manufacturing operations in part due to our vendor concentration; if we or our suppliers face disputes with labor unions, we may not be able to achieve our anticipated level of growth and our business could suffer; if we fail to retain our key personnel and attract additional qualified personnel, our business strategy and prospects could suffer; our products are primarily manufactured and shipped from our production facilities in Tennessee, and any damage or disruption at these facilities may harm our business; we may face difficulties with respect to the planned consolidation and relocation of our Tennessee-based manufacturing and distribution operations, and may not realize the benefits thereof; unsatisfactory safety performance may subject us to penalties, negatively impact customer relationships, result in higher operating costs, and negatively impact employee morale and turnover; the market for our products is competitive, and we may face increased competition as new and existing competitors introduce EBOS system solutions and components, which could negatively affect our results of operations and market share; our industry has historically been cyclical and experienced periodic downturns; the interruption of the flow of raw materials from international vendors has disrupted our supply chain, including as a result of the imposition of additional duties, tariffs and other charges on imports and exports; we are subject to risks associated with legal proceedings and claims, including the patent infringement complaints that we filed with the U.S. International Trade Commission (the “ITC”) and two District Courts, the securities and derivative litigation initiated in 2024, and other legal proceedings and claims, which may or may not arise in the normal course of our business; if we fail to, or incur significant costs in order to, obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights, including those that are subject to the patent infringement complaints we filed with the ITC and two District Courts, our business and results of operations could be materially harmed; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment could harm our business and negatively impact revenue, results of operations, and cash flow; we may not repurchase all shares authorized for repurchase under our share Repurchase Program, we cannot guarantee that the Repurchase Program will enhance long-term stockholder value, and share repurchases could increase the volatility of the price of our Class A common stock; and our expansion outside the U.S. could subject us to additional business, financial, regulatory and competitive risks.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share (“EPS”)

We define Adjusted Gross Profit as gross profit plus wire insulation shrinkback expenses. We define Adjusted Gross Profit Percentage as Adjusted Gross Profit divided by revenue. We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax benefit (expense), (iii) depreciation expense, (iv) amortization of intangibles, (v) equity-based compensation, (vi) wire insulation shrinkback expenses, and (vii) wire insulation shrinkback litigation expenses. We define Adjusted Net Income as net income (loss) attributable to Shoals Technologies Group, Inc. plus (i) net income impact from assumed exchange of Class B common stock to Class A common stock as of the beginning of the earliest period presented, (ii) adjustment to the provision for income tax, (iii) amortization of intangibles, (iv) amortization / write-off of deferred financing costs, (v) equity-based compensation, (vi) wire insulation shrinkback expenses, and (vii) wire insulation shrinkback litigation expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common stock outstanding for the applicable period, which assumes the exchange of all outstanding Class B common stock for Class A common stock as of the beginning of the earliest period presented.

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation, as applicable; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures.

Because of these limitations, Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. You should review the reconciliation of gross profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage, net income (loss) to Adjusted EBITDA, and net income (loss) attributable to Shoals Technologies Group, Inc. to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$11,106	$22,707
Accounts receivable, net	95,301	107,118
Unbilled receivables	13,792	40,136
Inventory, net	65,854	52,804
Other current assets	4,716	4,421
Total Current Assets	190,769	227,186
Property, plant and equipment, net	28,055	24,836
Goodwill	69,941	69,941
Other intangible assets, net	42,979	48,668
Deferred tax assets	460,011	468,195
Other assets	9,546	5,167
Total Assets	$801,301	$843,993

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$23,743	$14,396
Accrued expenses and other	12,865	22,907
Warranty liability—current portion	34,743	31,099
Deferred revenue	20,562	22,228
Long-term debt—current portion	—	2,000
Total Current Liabilities	91,913	92,630
Revolving line of credit	141,750	40,000
Long-term debt, less current portion	—	139,445
Warranty liability, less current portion	20,000	23,815
Other long-term liabilities	2,442	3,107
Total Liabilities	256,105	298,997
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 170,604,802 and 170,117,289 shares issued; 166,696,415 and 170,117,289 outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	479,764	470,542
Treasury stock, at cost, 3,908,387 and zero shares as of September 30, 2024 and December 31, 2023, respectively	(25,331)	—
Retained earnings	90,761	74,452
Total stockholders' equity	545,196	544,996
Total Liabilities and Stockholders’ Equity	$801,301	$843,993

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$102,165	$134,209	$292,221	$358,503
Cost of revenue	76,789	120,059	190,388	245,579
Gross profit	25,376	14,150	101,833	112,924
Operating expenses
General and administrative expenses	18,743	22,551	60,733	59,266
Depreciation and amortization	2,109	2,170	6,411	6,493
Total operating expenses	20,852	24,721	67,144	65,759
Income (loss) from operations	4,524	(10,571)	34,689	47,165
Interest expense, net	(3,088)	(5,899)	(10,513)	(18,400)
Income (loss) before income taxes	1,436	(16,470)	24,176	28,765
Income tax benefit (expense)	(1,703)	6,642	(7,867)	(2,686)
Net income (loss)	(267)	(9,828)	16,309	26,079
Less: net income attributable to non-controlling interests	—	—	—	2,687
Net income (loss) attributable to Shoals Technologies Group, Inc.	$(267)	$(9,828)	$16,309	$23,392

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Earnings (loss) per share of Class A common stock:
Basic	$ (0.00)	$(0.06)	$0.10	$0.14
Diluted	$ (0.00)	$(0.06)	$0.10	$0.14
Weighted average shares of Class A common stock outstanding:
Basic	167,318	169,965	169,190	162,173
Diluted	167,381	169,965	169,310	162,611

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities
Net income	$16,309	$26,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,332	7,744
Amortization/write off of deferred financing costs	2,937	1,032
Equity-based compensation	10,392	17,060
Provision for credit losses	—	296
Provision for obsolete or slow-moving inventory	1,505	3,639
Provision for warranty expense	15,203	59,723
Deferred taxes	8,184	2,456
Changes in assets and liabilities:
Accounts receivable	11,817	(58,607)
Unbilled receivables	26,344	(11,793)
Inventory	(14,555)	8,254
Other assets	(2,668)	(1,192)
Accounts payable	9,347	7,390
Accrued expenses and other	(10,707)	3,330
Warranty liability	(15,374)	(3,669)
Deferred revenue	(1,666)	3,766
Net Cash Provided by Operating Activities	66,400	65,508
Cash Flows from Investing Activities
Purchases of property, plant and equipment	(6,862)	(7,642)
Other	—	(269)
Net Cash Used in Investing Activities	(6,862)	(7,911)
Cash Flows from Financing Activities
Distributions to non-controlling interests	—	(2,628)
Employee withholding taxes related to net settled equity awards	(1,170)	(3,852)
Payments on term loan facility	(143,750)	(1,500)
Proceeds from revolving credit facility	148,750	5,000
Repayments of revolving credit facility	(47,000)	(53,000)
Deferred financing costs	(2,638)	—
Repurchase of Class A common stock	(25,331)	—
Other	—	(1,159)
Net Cash Used in Financing Activities	(71,139)	(57,139)
Net Increase (Decrease) in Cash and Cash Equivalents	(11,601)	458
Cash and Cash Equivalents—Beginning of Period	22,707	8,766
Cash and Cash Equivalents—End of Period	$11,106	$9,224

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

Reconciliation of Gross Profit to Adjusted Gross Profit and Adjusted Gross Profit Percentage (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$102,165	$134,209	$292,221	$358,503
Cost of revenue	76,789	120,059	190,388	245,579
Gross profit	$25,376	$14,150	$101,833	$112,924
Gross profit percentage	24.8%	10.5%	34.8%	31.5%

Wire insulation shrinkback expenses(a)	$13,298	$50,211	$13,765	$61,705
Adjusted gross profit	$38,674	$64,361	$115,598	$174,629
Adjusted gross profit percentage	37.9%	48.0%	39.6%	48.7%

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$(267)	$(9,828)	$16,309	$26,079
Interest expense, net	3,088	5,899	10,513	18,400
Income tax expense (benefit)	1,703	(6,642)	7,867	2,686
Depreciation expense	1,254	674	3,643	1,723
Amortization of intangibles	1,897	1,978	5,689	6,021
Equity-based compensation	1,282	5,092	10,392	17,060
Wire insulation shrinkback expenses(a)	13,298	50,211	13,765	61,705
Wire insulation shrinkback litigation expenses(b)	2,278	598	4,499	598
Adjusted EBITDA	$24,533	$47,982	$72,677	$134,272

Reconciliation of Net Income (Loss) Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024		2023
Net income (loss) attributable to Shoals Technologies Group, Inc.	$(267)	$(9,828)	$16,309		$23,392
Net income impact from assumed exchange of Class B common stock to Class A common stock (c)	—	—	—		2,687
Adjustment to the provision for income tax (d)	—	—	—		(653)
Tax effected net income (loss)	(267)	(9,828)	16,309	—	25,426
Amortization of intangibles	1,897	1,978	5,689		6,021
Amortization / write-off of deferred financing costs	156	341	2,937		1,032
Equity-based compensation	1,282	5,092	10,392		17,060

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Wire insulation shrinkback expenses(a)	13,298	50,211	13,765	61,705
Wire insulation shrinkback litigation expenses(b)	2,278	598	4,499	598
Tax impact of adjustments (e)	(4,709)	(15,039)	(9,209)	(21,969)
Adjusted Net Income	$13,935	$33,353	$44,382	$89,873
(a)    For the three and nine months ended September 30, 2024, represents (i) $13.3 million of wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, (ii) zero and $0.5 million, respectively, of inventory write-downs of wire in connection with wire insulation shrinkback. For the three and nine months ended September 30, 2023 represents, (i) $50.2 million and $59.1 million, respectively, of wire insulation shrinkback warranty expenses related to the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback, and (ii) zero and $2.6 million, respectively, of inventory write-downs of wire in connection with the identification, repair and replacement of a subset of wire harnesses presenting unacceptable levels of wire insulation shrinkback. We consider expenses incurred in connection with the identification, repair and replacement of the impacted wire harnesses distinct from normal, ongoing service identification, repair and replacement expenses that would be reflected under ongoing warranty expenses within the operation of our business, which we do not exclude from our non-GAAP measures. In the future, we also intend to exclude from our non-GAAP measures the benefit of liability releases, if any. We believe excluding expenses from these discrete liability events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 8 - Warranty Liability, in our condensed consolidated financial statements on Form 10-Q for more information.
(b)    For the three and nine months ended September 30, 2024, represents $2.3 million and $4.5 million, respectively, of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. For both the three and nine months ended September 30, 2023, represents $0.6 million of expenses incurred in connection with the lawsuit initiated by the Company against the supplier of the defective wire. We consider this litigation distinct from ordinary course legal matters given the expected magnitude of the expenses, the nature of the allegations in the Company’s complaint, the amount of damages sought, and the impact of the matter underlying the litigation on the Company’s financial results. In the future, we also intend to exclude from our non-GAAP measures the benefit of recovery, if any. We believe excluding expenses from these discrete litigation events provides investors with a better view of the operating performance of our business and allows for comparability through periods. See Note 13 - Commitments and Contingencies, in our condensed consolidated financial statements on Form 10-Q for more information.
(c)    Reflects net income to Class A common stock from assumed exchange of corresponding shares of our Class B common stock formerly held by our founder and management.
(d)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes. The adjustment to the provision for income tax reflects the effective tax rates below, and for the period prior to March 10, 2023, assumes Shoals Technologies Group, Inc. owned 100% of the units in Shoals Parent LLC.

Shoals Technologies Group, Inc.
Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	1.0%	1.8%	0.9%	1.4%
State and local taxes (net of federal benefit)	2.9%	3.3%	2.8%	3.2%
Effective income tax rate for Adjusted Net Income	24.9%	26.1%	24.7%	25.6%

(e)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Diluted weighted average shares of Class A common stock outstanding, excluding Class B common stock	167,381	170,365	169,310	162,611
Assumed exchange of Class B common stock to Class A common stock	—	—	—	7,619
Adjusted diluted weighted average shares outstanding	167,381	170,365	169,310	170,230

Adjusted Net Income	$13,935	$33,353	$44,382	$89,873
Adjusted Diluted EPS	$0.08	$0.20	$0.26	$0.53